Exhibit (21)

                                                  State or Other
                                                  Jurisdiction
                                                  Under the Laws of
Subsidiaries of Owens Corning (2/28/98)          Which Organized

 Accord Vinyl Siding Inc.                         Ontario
 AmeriMark Building Products, Inc.                Delaware
 Carriage Hill Stone Co.                          Ohio
 Commercial Owens Corning Chile Limitada          Chile
 Crown Manufacturing Inc.                         Canada
 Deutsche Owens-Corning Glasswool GmbH            Germany
 Engineered Pipe Systems, Inc.                    Delaware
 Engineered Yarns America, Inc.                   Massachusetts
 Eric Company                                     Delaware
 European Owens-Corning Fiberglas, S.A.           Belgium
 Fabwel, Inc.                                     Indiana
 Faloc, Inc.                                      Delaware
 Falcon Foam Corporation                          Delaware
 Fibreboard Corporation                           Delaware
 Flowtite Offshore Services Ltd.                  Cyprus
 IPM, Inc.                                        Delaware
 Kitsons Insulation Products Ltd.                 United Kingdom
 Lmp Impianti Srl                                 Italy
 Matcorp, Inc.                                    Delaware
 Nanjing Owens Corning XPS Foam Co. Ltd.          China
 Norandex Inc.                                    Delaware
 N.V. Owens-Corning S.A.                          Belgium
 OC Celfortec Inc.                                Canada
 O/C/FIRST CORPORATION                            Ohio
 OCFOGO, Inc.                                     Delaware
 O.C. Funding B.V.                                The Netherlands
 O/C/SECOND CORPORATION                           Delaware
 OCW Acquisition Corporation (dba, Delsan)        Delaware
 Owens Corning (Anshan) Fiberglas Co. Limited     China
 Owens Corning (China) Investment Company, Ltd.   China
 Owens-Corning A/S                                Norway
 Owens Corning Building Materials Espana S.A.     Spain
 Owens-Corning Building Products (U.K.) Ltd.      United Kingdom
 Owens Corning Canada Inc.                        Canada
 Owens-Corning Canos, S.A.                        Argentina
 Owens-Corning Capital Holdings I, Inc.           Delaware
 Owens-Corning Capital Holdings II, Inc.          Delaware
 Owens-Corning Capital L.L.C.                     Delaware
 Owens Corning Cayman (China) Holdings            Cayman Islands
 Owens-Corning Cayman Limited                     Cayman Islands
 Owens-Corning Changchun Guan Dao Company Ltd.    China
 Owens Corning Espana SA                          Spain
 Owens-Corning Fiberglas A.S. Limitada            Brazil
 Owens-Corning Fiberglas Deutschland GmbH         Germany
 Owens-Corning Fiberglas Espana, S.A.             Spain
 Owens-Corning Fiberglas France S.A.              France
 Owens-Corning Fiberglas (G.B.) Ltd.              United Kingdom
 Owens-Corning Fiberglas (Italy) S.r.l.           Italy
 Owens-Corning Fiberglas Norway A/S               Norway
 Owens-Corning Fiberglas S.A.                     Uruguay
 Owens-Corning Fiberglas Sweden AB                Sweden



                                                  State or Other
                                                  Jurisdiction
                                                  Under the Laws of
Subsidiaries of Owens Corning (2/28/98)          Which Organized

 Owens-Corning Fiberglas Norway A/S               Norway
 Owens-Corning Fiberglas S.A.                     Uruguay
 Owens-Corning Fiberglas Sweden Inc.              Delaware
 Owens-Corning Fiberglas Technology Inc.          Illinois
 Owens-Corning Fiberglas (U.K.) Ltd.              United Kingdom
 Owens-Corning Fiberglas (U.K.) Pension Plan Ltd. United Kingdom
 Owens-Corning Finance (U.K.) plc                 United Kingdom
 Owens-Corning FSC, Inc.                          Barbados
 Owens-Corning Funding Corporation                Delaware
 Owens-Corning (Guangzhou) Fiberglas Co., Ltd.    PRC China
 Owens-Corning Holdings Limited                   Cayman Islands
 Owens Corning HT, Inc.                           Delaware
 Owens-Corning Isolation France S.A.              France
 Owens Corning (Japan) Ltd.                       Japan
 Owens Corning Mexico, S.A. de C.V.               Mexico
 Owens-Corning Ontario Holdings Inc.              Canada
 Owens-Corning Overseas Holdings, Inc.            Delaware
 Owens Corning Pipe (Africa) Pvt. Ltd.            Zimbabwe
 Owens Corning Polyfoam UK Ltd.                   United Kingdom
 Owens Corning Polypan SPA                        Italy
 Owens-Corning Real Estate Corporation            Ohio
 Owens Corning (Shanghai) Fiberglas Co., Ltd.     PRC China
 Owens Corning (Singapore) PTE Ltd.               Singapore
 Owens Corning South Africa (Pty) Ltd.            South Africa
 Owens-Corning Sweden AB                          Sweden
 Owens-Corning Tubs, S.A.                         Spain
 Owens-Corning (UK) Holdings Limited              United Kingdom
 Owens-Corning Veil Netherlands B.V.              The Netherlands
 Owens-Corning Veil U.K. Ltd.                     United Kingdom
 P Metals, Inc.                                   Delaware
 Palmetto Products, Inc.                          Delaware
 Prestige Vinyl Siding Inc.                       Ontario
 Procanpol SP.Z.O.O.                              Poland
 Scanglas Ltd.                                    United Kingdom
 Soltech, Inc.                                    Kentucky
 Stone Products Corporation                       California
 Trumbull Asphalt Co. of Delaware                 Delaware
 UC Industries, Inc.                              Delaware
 Vytec Corporation                                Ontario
 Vytec Sales Corporation                          Delaware
 Willcorp, Inc.                                   Delaware
 Wrexham A.R. Glass Ltd.                          United Kingdom
 10110 Newfoundland Limited                       Newfoundland